EXHIBIT 10.34

AMENDMENT TO COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT (the "Amendment")  to the Common Stock Purchase Warrant (the "Warrant") issued to _________________ (the "Holder") on November 7, 2011 by Digital Ally, Inc., a Nevada corporation (the "Company"), is entered into by and between the Company and the Holder effective as of July 24, 2012.

RECITALS

WHEREAS, the parties desire to amend the Warrant in accordance with the terms set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises and conditions set forth, the parties agree as follows:

AGREEMENT

1.           The caption "Exercise Price: $1.00" at the beginning of the Warrant is amended and restated to "Exercise Price: $0.50" and the caption "Expiration Date: November 30, 2013" is amended and restated to "Expiration Date: November 30, 2015."

2.          The first paragraph of the Warrant is amended and restated as follows:

DIGITAL ALLY, INC. (the "Company"), a Nevada corporation, hereby certifies that, for value received of $0.001 per Warrant, ________________ (the "Holder"), whose address is _________________________, is entitled, subject to the terms set forth below, at any time, or from time to time, after the date hereof and before the Expiration Date (as defined below), to purchase from the Company one hundred fifty thousand (150,000) shares (the "Shares") of common stock, $0.001 par value (the "Common Stock"), of the Company at a price of Fifty Cents ($0.50) per Share.  The purchase price per Share, as adjusted from time to time pursuant to the provisions of this Warrant, is referred to as the "Exercise Price."

3.           Paragraph 1.1 of the Warrant is amended and restated as follows:

1.1  Time of Exercise.  Subject to the provisions of Sections 1.5, "Transfer and Assignment," and 3.1, "Registration and Legends," this Warrant may be exercised at any time and from time to time after 9:00 a.m., local time, on November 7, 2011 (the "Exercise Commencement Date"), but no later than 5:00 p.m., local time, November 30, 2015 (the "Expiration Date"), at which point it shall become void and all rights under this Warrant shall cease.

     4. The Warrant shall be deemed amended to the extent set forth in this Amendment.  All other terms and provisions of the Warrant shall remain in full force and effect.  If there is any inconsistency with the terms of the Warrant and this Amendment, the terms of this Amendment shall govern over the Warrant.  This Amendment is intended to be a final expression of the parties' agreement to amend the Warrant and is intended to be a complete and exclusive statement of their agreement and understanding with respect to such amendment.

IN WITNESS WHEREOF, this Amendment has been entered into as of the day and year first above written.

COMPANY:		HOLDER:
DIGITAL ALLY, INC.,
a Nevada corporation

By:	/s/ Stanton E. Ross
Stanton E. Ross
Its:	Chairman, President and CEO